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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D. C. 20549
                                ______________________

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) or (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934
                                ______________________


                             JCP MASTER CREDIT CARD TRUST
                             (Issuer of the Certificates)

                                JCP RECEIVABLES, INC.
                (Exact name of registrant as specified in its charter)


               Delaware                                         75-2231415
     (State of incorporation or organization)                 (IRS Employer
                                                            Identification No.)


          6501 Legacy Drive, Mail Stop 1318
                  Plano, Texas                                     75024
     (Address of principal executive offices)                   (Zip Code)
                                ______________________

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                     Name of each exchange on which
          to be so registered                     each class is to be registered
          ___________________                     ______________________________

                None                                            None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
     Instruction A.(c), check the following box.     / /

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
     Instruction A.(d), check the following box.     /X/

     Securities Act registration statement file number to which this form relates: 333-64649

     Securities to be registered pursuant to Section 12(g) of the Act:
                  5.50% Class A Asset Backed Certificates, Series E
                                   (Title of Class)
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     Item 1.     Description of Registrant's Securities to be Registered.
                 _______________________________________________________

                 For a description of JCP Master Credit Card Trust 5.50% Class A Asset Backed Certificates, Series E, see the discussion under the caption "Description of the Certificates and the Pooling and Servicing Agreement" set forth on pages 28-58 in the Prospectus dated November 19, 1998, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-1, No. 333-64649, filed by JCP Receivables, Inc. on behalf of JCP Master Credit Card Trust, which information is incorporated by reference herein.

     Item 2.     Exhibits.
                 ________

     Exhibit No.                         Description of Exhibit
     __________                          ______________________

     3.1 Certificate of Incorporation of JCP Receivables, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-22093)).

     3.1(a) Amendment dated September 9, 1988 to Certificate of Incorporation of JCP Receivables, Inc. (incorporated by reference to Exhibit 3.1(a) to the Registrant's Registration Statement on Form S-1 (File No. 33-22093)).

     3.2       Bylaws of JCP Receivables, Inc. (incorporated by reference to
               Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-22093)).

     3.2(a) Amendment dated May 19, 1995 to Bylaws of JCP Receivables, Inc. (incorporated by reference to Exhibit 3.2(a) to the Registrant's Registration Statement on Form S-1 (File No. 333-64649)).

     4.1 Master Pooling and Servicing Agreement, dated as of September 5, 1988 (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-64649)).

     4.1(a) Amendment No. 1 to Master Pooling and Servicing Agreement dated as of October 15, 1997 (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on November 12, 1997 (File No. 0-17270)).

     4.1(b) Series E Supplement to Master Pooling and Servicing Agreement, dated as of November 25, 1998 (incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K filed on December 10, 1998 (File No. 0-17270)).

     4.2 Specimen Certificate (incorporated by reference to Exhibit 4.2 to Registrant's Current Report on Form 8-K filed on December 10, 1998 (File No. 0-17270)).

     4.3 Receivables Purchase Agreement, dated as of September 5, 1988 (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-64649)).

                                         2

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     4.3(a)    Amendment No. 1 to Receivables Purchase Agreement dated as of
               October 15, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed on November 12, 1997 (File No. 0-17270).


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              JCP RECEIVABLES, INC.




     Date: January 4, 1999                    By: /s/ Catherine A. Walther
                                                  ________________________
                                                    Catherine A. Walther
                                                    President